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EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-64738 of Cendant Corporation on Form S-8 of our report dated June 14, 2002, appearing in this Annual Report on Form 11-K of Galileo International Savings and Investment Plan for the year ended December 31, 2001.



/s/ Deloitte & Touche LLP
New York, New York
June 28, 2002


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